Exhibit 10.10.2


                                SECOND AMENDMENT

                                       TO

                ALBERTSON'S, INC. 2000 DEFERRED COMPENSATION PLAN


     WHEREAS, the Albertson's, Inc. Deferred Compensation Plan (the "Plan") was established effective January 1, 2000, and has previously been amended;

     WHEREAS, Albertson's, Inc. desires to further amend the Plan;

     NOW, THEREFORE, Section 6.4(b) of the Plan is amended and restated, effective July 1, 2001, to read in its entirety as follows:

     (b) Except for a Participant who is eligible for and elects to participate in the Albertson's Voluntary Separation Plan for Officers or the Albertson's Voluntary Separation Plan for Salaried and Hourly Associates, if the amounts credited to the Participant's Account become payable pursuant to Section 6.3 prior to a Change in Control, such amounts shall be distributed in 60 approximately equal monthly installments without regard to paragraph (a) of this Section 6.4.

     IN WITNESS WHEREOF, the Employer has caused this instrument to be executed by its officer, duly authorized by its Board of Directors, this 18th day of July, 2001.
                              ALBERTSON'S, INC.


                              By:   /s/ Thomas R. Saldin
                                   ---------------------------------------------
                              Name: Thomas R. Saldin
                              Its:  Executive Vice President and General Counsel

ATTEST:


/s/  Dean J. Snow
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2000defcompamdt 7-2001.doc